Exhibit 31

CERTIFICATIONS

I, E. Philip Wenger, certify that:

1. I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of Fulton Financial Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 8, 2015

/s/ E. Philip Wenger
E. Philip Wenger
Chairman, Chief Executive Officer and President

CERTIFICATIONS

I, Patrick S. Barrett, certify that:

1. I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of Fulton Financial Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 8, 2015

/s/ Patrick S. Barrett
Patrick S. Barrett
Senior Executive Vice President and Chief Financial Officer